Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	June 27, 2013
BUTLER NATIONAL CORPORATION ANNOUNCES COST REDUCTION PLAN

OLATHE, KANSAS, June 27, 2013, - Butler National Corporation (OTCQB: BUKS), a leader in the growing global market for structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of management services in diverse business groups, announces it is in the process of implementing an Aerospace Segment cost reduction plan.

The Butler National cost reduction plan is to align overall expenses with the current level of revenue in the Aerospace business segment.  The plan includes reductions in staffing levels and reductions of top-level management compensation.

"The past twelve months has been a difficult period for our Aerospace business segment.  We have taken significant steps to reduce overall expenses during this tough time.  The downsizing of the military and the uncertain funding for our foreign customers special mission projects have made work availability and arrivals very unpredictable.  This results in major fluctuations in staffing requirements.  We are reducing the total headcount and many of our team members may need to take pay reductions to maintain an affordable staffing level to match the uncertain demands and to support adequate levels of customer service.  Mr. Wagoner and I have agreed to significant reductions in our compensation to help allow for funding of additional product development as we adapt to the changing market demands.

We are excited about the future of Butler National Corporation.  These cost reductions allow the Company to move forward with new research and development projects that may support the Company for many years to come.  We recently announced our application and significant progress toward approval of a Supplemental Type Certificate (STC) for the AVCON Stage Three Noise Suppressor to be installed on the 20 series Learjet.  We are currently working on developing multiple STCs in support of the Classic Aviation and Special Mission markets.  We thank our team members and shareholders for their loyalty, patience and cooperation as Butler looks forward to a bright future,” commented Clark Stewart, President and CEO of Butler National Corporation.

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft.  Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:
The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934.  Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements.  Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.  All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements.  These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K for the year ended April 30, 2012, incorporated herein by reference.  Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:

Jim Drewitz, Public Relations jim@jdcreativeoptions.com www.jdcreativeoptions.com Butler National Corporation Investor Relations	Ph (830) 669-2466 Ph (913) 780-9595